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EXHIBIT 5

August 1, 2001

QAD Inc.
6450 Via Real
Carpinteria, California 93013

      Re:
      Registration Statement on Form S-8 QAD Inc.
      1997 Stock Incentive Program
      (amended & restated March 21, 2001)

Ladies and Gentlemen:

    At your request, we are rendering this opinion in connection with the proposed issuance, pursuant to the QAD Inc. 1997 Stock Incentive Program (amended & restated March 21, 2001) (the "Incentive Program"), of up to 8,000,000 shares of common stock, $0.001 par value (the "Common Stock"), of QAD Inc., a Delaware corporation (the "Company"), as approved by the Company's Board of Directors on March 8, 1999 and March 21, 2001.

    We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

    Based on such examination, we are of the opinion that the shares to be issued by the Company pursuant to the Incentive Program are validly authorized shares of Common Stock, and, when issued in accordance with the provisions of the Incentive Program, will be legally issued, fully paid, and nonassessable.

    We hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement on Form S-8 and to the use of our name wherever it appears in said Registration Statement. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.

Very truly yours,
/s/ ORRICK, HERRINGTON & SUTCLIFFE LLP Orrick, Herrington & Sutcliffe LLP

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EXHIBIT 5